Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               In connection with the Annual Report of Community Bank of Georgia, Inc. (“the Company”) on Form 10-KSB for the period ending December 31, 2003 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John T. Trammell, President and Chief Executive Officer of the Company, and I, Frank N. Eubanks, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ John T. Trammell

John T. Trammell
President and Chief Executive Officer

By:	/s/ Frank N. Eubanks

Frank N. Eubanks
Chief Financial Officer

Date: March 30, 2004